Exhibit 10.3

GUARANTY

This GUARANTY (this “Guaranty”), is made and entered into as of the 4th day of November, 2010 to be effective as of the Amended Lease Release Date (as defined below) by SHG Services, Inc., a Delaware corporation (“Guarantor”), in favor of Delta Investors I, LLC, a Maryland limited liability company (“Delta I”), Delta Investors II, LLC, a Maryland limited liability company (“Delta II”), and OHI Asset, LLC, a Delaware limited liability company (“OHI”), OHIMA, INC., a Massachusetts corporation (“OHIMA”), OHI ASSET (CO), LLC, a Delaware limited liability company (“OHI (CO)”), OHI ASSET (ID), LLC, a Delaware limited liability company (“OHI (ID)”)and OHI Asset (CA), LLC, a Delaware limited liability company (“OHI (CA)”), and any other entities constituting “Lessor” under the Master Lease defined below (collectively, “Lessor”).

RECITALS

The circumstances underlying the execution of this Guaranty are as follows:

A. Pursuant to a Second Amended and Restated Master Lease Agreement dated as of February 1, 2008, as amended by a First Amendment to Second Amended and Restated Master Lease Agreement dated as of August 26, 2008, and a Second Amendment to Second Amended and Restated Master Lease dated as of February 26, 2009 (the “Existing Sun Master Lease”), among the entities comprising Lessor, the entities comprising Lessee, Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”), and Sun Healthcare Group, Inc., a Delaware corporation (“SHG”), Lessee leases from Lessor forty (40) long term care facilities.

B. Pursuant to a Second Amended and Restated Guaranty, dated as of February 1, 2008 (as amended, supplemented or otherwise modified from time to time, the “SHG Guaranty”), SHG agreed to guaranty the obligations of each of the entities comprising Lessee under the Existing Sun Master Lease.

C. Pursuant to the Agreement Re Separation (the “Agreement Re Separation”) dated of even date herewith by and among SHG, Guarantor and Omega, SHG, Lessee, Guarantor, Omega and Lessor have agreed, among other things, as of Amended Lease Release Date (as defined in the Agreement Re Separation) to (i) amend and restate in its entirety the Existing Sun Master Lease pursuant to the terms of that certain Third Amended and Restated Master Lease (the “Master Lease”), (ii) terminate the SHG Guaranty, and (ii) replace the SHG Guaranty with this Guaranty.

D. As of the Amended Lease Release Date, each of the entities comprising Lessee will be wholly owned, directly or indirectly, by Guarantor.

E. On or about the Amended Lease Release Date, Guarantor intends to change its name to “Sun Healthcare Group, Inc.”

F. The Master Lease, the Security Agreement, the Letter of Credit Agreement, the Other Guaranties, this Guaranty and each other document which evidences, secures or is executed in connection with the Master Lease or this Guaranty are sometimes hereinafter collectively referred to as the “Transaction Documents.”

G. Delta I, Delta II, OHI, OHIMA, OHI (CO), OHI (ID) and OHI (CA) are the current owners of the facilities which are subject to the Master Lease and each of Delta I, Delta II, OHI, OHIMA, OHI (CO), OHI (ID) and OHI (CA) is wholly owned by Omega.

NOW, THEREFORE, pursuant to the Agreement Re Separation, and in order to induce Lessor to enter into the Master Lease and terminate the SHG Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. This Guaranty is executed and delivered in connection with the Master Lease. Terms used in this Guaranty and not otherwise defined herein shall have the meanings ascribed to those terms in the Master Lease.

2. Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Master Lease, from and after the Amended Lease Release Date thereof, Guarantor hereby unconditionally and irrevocably guarantees (i) the payment when due of all Rent and all other sums payable by the Lessee under the Master Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by the Lessee and its Affiliates under the Master Lease and the other Transaction Documents, and any and all amendments, modifications, extensions and renewals of the Master Lease and other Transaction Documents, including without limitation all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Properties covered by the Master Lease (collectively, the “Obligations”). In the event of the failure of the Lessee to pay any such Rent or other sums, or to render any other performance required of the Lessee and its Affiliates under the Master Lease and the other Transaction Document, when due, Guarantor shall forthwith perform or cause to be performed all provisions of the Master Lease and any of the other Transaction Documents to be performed by the Lessee and its Affiliates thereunder, and pay all damages that may result from the non-performance thereof to the full extent provided under the Master Lease and the other Transaction Documents. As to the Obligations, Guarantor’s liability under this Guaranty is without limit.

3. Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:

(a)	any amendment, modification, or extension of the Master Lease or any of the other Transaction Documents;

(b)	any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Master Lease or any of the other Transaction Documents or any other guarantor;

(c)	any substitution or release, in whole or in part, of any security for this Guaranty which a Lessor may hold at any time;

(d)	any exercise or nonexercise by a Lessor of any right, power or remedy under or in respect of the Master Lease or any of the other Transaction Documents or any security held by Lessor with respect thereto, or any waiver of any such right, power or remedy;

(e)	any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Lessee or any other guarantor;

(f)	any limitation of the Lessee’s liability under the Master Lease or the other Transaction Documents or any limitation of the Lessee’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Master Lease or the other Transaction Documents or any term thereof;

(g)	any sale, lease, or transfer of all or any part of any interest in any Facility or any or all of the assets of the Lessee to any other person, firm or entity other than to Lessor;

(h)	any act or omission by Lessor with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

(i)	any extensions of time for performance under the Master Lease or the other Transaction Documents, whether prior to or after maturity;

(j)	the release of any collateral from the lien of the Security Agreement, or the release of the Lessee from performance or observation of any of the agreements, covenants, terms or conditions contained in the Master Lease or any of the other Transaction Documents by operation of law or otherwise;

(k)	the fact that the Lessee may or may not be personally liable, in whole or in part, under the terms of the Master Lease or the other Transaction Documents to pay any money judgment;

(l)	the failure to give Guarantor any notice of acceptance, default or otherwise;

(m)	any other guaranty now or hereafter executed by the Guarantor or anyone else in connection with the Master Lease;

(n)	any rights, powers or privileges Lessor may now or hereafter have against any other person, entity or collateral;

(o)	the Conversion or the Separation; or

(p)	any other circumstances, whether or not the Guarantor had notice or knowledge thereof.

4. Primary Liability. The liability of Guarantor with respect to the Master Lease and other Transaction Documents shall be primary, direct and immediate, and Lessor may proceed against Guarantor: (i) prior to or in lieu of proceeding against the Lessee, its assets, any security deposit, or any other guarantor; and (ii) prior to or in lieu of pursuing any other rights or remedies available to Lessor. All rights and remedies afforded to Lessor by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

In the event of any default under the Master Lease or any other Transaction Document, a separate action or actions may be brought and prosecuted against Guarantor whether or not the Lessee is joined therein or a separate action or actions are brought against the Lessee. Lessor may maintain successive actions for other defaults. Lessor’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

5. Obligations Not Affected. In such manner, upon such terms and at such times as Lessor in its sole discretion deems necessary or expedient, and without notice to Guarantor, Lessor may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Master Lease or any other Transaction Document; or (c) release the Lessee by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed. Any exercise or non-exercise by Lessor of any right hereby given Lessor, dealing by Lessor with Guarantor or any other guarantor, Lessee or any other person, or change, impairment, release or suspension of any right or remedy of Lessor against any person including the Lessee and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Lessor.

6. Waiver. With respect to the Master Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

(a)	any right to require Lessor to proceed against the Lessee or any other person or to proceed against or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor’s power before proceeding against Guarantor or to require that Lessor cause a marshaling of the Lessee’s assets or the assets, if any, given as collateral for this Guaranty or to proceed against the Lessee and/or any collateral, including collateral, if any, given to secure Guarantor’s obligation under this Guaranty, held by Lessor at any time or in any particular order;

(b)	any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;

(c)	notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Lessee, Lessor, any creditor of the Lessee or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lessor or in connection with any obligation hereby guaranteed;

(d)	any defense based upon an election of remedies by Lessor which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against the Lessee for reimbursement, or both;

(e)	any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f)	any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about the Lessee, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Lessee and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;

(g)	any defense arising because of Lessor’s election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111 (b)(2) of the federal Bankruptcy Code; and

(h)	any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code.

(i)	all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

7. Warranties. With respect to the Master Lease and the other Transaction Documents, Guarantor warrants that: (a) this Guaranty is executed at the Lessee’s request; and (b) Guarantor has established adequate means of obtaining from the Lessee on a continuing basis financial and other information pertaining to the Lessee’s financial, condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Guarantor further agrees that Lessor shall have no obligation to disclose to Guarantor information or material acquired in the course of Lessor’s relationship with Lessee.

8. No Subrogation. Until all Obligations of the Lessee under the Master Lease and the other Transaction Documents have been satisfied and discharged in full for one (1) year, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Lessor now has or may hereafter have against the Lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor with respect to the Master Lease and the other Transaction Documents.

9. Subordination. If for any reason whatsoever Lessee now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Lessee’s obligation to Lessor to pay, as and when due in accordance with the terms of the Master Lease, the guaranteed Obligations. During any time in which an Event of Default has occurred and is continuing under the Master Lease and not been cured within any cure period provided for therein (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Lessor’s rights and remedies under the Master Lease. Further, upon the occurrence of an Event of Default under the Master Lease or the other Transaction Documents, which is not cured by the Guarantor, indebtedness or Obligations of Lessee to Guarantor, shall not be paid in whole or in part nor will Guarantor accept any payment of or on account of any amounts owing, without the prior written consent of Lessor and at Lessor’s request, Guarantor shall cause the Lessee to pay to Lessor all or any part of the subordinated indebtedness until the Obligations under the Master Lease or the other Lease Transaction Documents have been paid in full. Any payment by the Lessee in violation of this Guaranty shall be received by Guarantor in trust for Lessor, and Guarantor shall cause the same to be paid to Lessor immediately on account of the amounts owing from the Lessee to Lessor. No such payment will reduce or affect in any manner the liability of Guarantor under this Guaranty.

10. No Delay. Any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of an Event of Default under the Master Lease or any of the Transaction Documents.

11. Application of Payments. With respect to the Master Lease and the other Transaction Documents, and with or without notice to Guarantor, Lessor, in Lessor’s sole discretion and at any time and from time to time and in such manner and upon such terms as Lessor deems appropriate, may (a) apply any or all payments or recoveries from the Lessee or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Lessor may determine, to any indebtedness or other obligation of the Lessee with respect to the Master Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to the Lessee any payment received by Lessor under the Master Lease.

12. Guaranty Default.

(a) As used herein, the term “Guaranty Default” shall mean one or more of the following events (subject to applicable cure periods):

(i)	the failure of Guarantor to pay the amounts required to be paid hereunder at the times specified herein; and

(ii)	the failure of Guarantor to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Subsection (i) above, for a period of thirty (30) days after written notice of such failure has been given to Guarantor by Lessor, unless Lessor agrees in writing to an extension of such time prior to its expiration.

(b) Upon the occurrence of a Guaranty Default, Lessor shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its attorneys’ fees in any proceeding, including any appeal therefrom and any post-judgment proceedings.

13. Financial Covenants. At all times while any Obligations guaranteed by Guarantor remain outstanding (the “Term of this Guaranty”), Guarantor shall comply with the financial covenants imposed upon Guarantor or any of the Lessees from time to time by Sun’s Credit Agreement. Further, at all times during the Term of this Guaranty, Guarantor shall deliver to Lessor within ten (10) business days of the date on which Guarantor submits them, true and complete copies of any and all written reports, including without limitation reports of Guarantor’s auditors, required of Guarantor by the terms of Sun’s Credit Agreement with respect to Guarantor’s compliance with the financial covenants thereof. In the event Sun’s Credit Agreement is terminated and not replaced during the Term of this Guaranty, Lessor and Guarantor shall in good faith negotiate financial covenants applicable to this Guaranty that shall provide reasonable assurance to Lessor that throughout the remainder of the Term of this Guaranty the financial condition of Guarantor shall remain at least as good as that which was required under Sun’s Credit Agreement.

14. Financial Statements. Within ninety five (95) days after the end of each of Guarantor’s Fiscal Years or concurrently with the filing by Guarantor of its annual report on Form 10K with the SEC, whichever is later, Guarantor shall deliver to Lessor a copy of its (consolidated) Financial Statements, which may be those contained in a copy of such annual report on Form 10-K, prepared in accordance with GAAP, consistently applied, and certified by an officer of Guarantor and reported on by a “Big Four” certified public accounting firm or other certified public accounting firm approved by Lessor (“Accounting Firm”). Together with the Guarantor’s Financial Statements furnished in accordance with the preceding sentence, Guarantor shall deliver (a) an Officer’s Certificate of Guarantor stating that Guarantor is not in default in the performance or observance of any of the terms of this Guaranty, or if Guarantor is in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and (b) a report with respect to the financial statements from Guarantor’s accountants, which report shall be unqualified as to going concern and scope of audit of Sun and its subsidiaries and shall provide in substance that (i) such consolidated financial statements present fairly the consolidated financial position of Guarantor and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (ii) that the examination by Guarantor’s accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

15. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Guarantor:	c/o Sun Healthcare Group, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109
Attention: Director of Real Estate
Fax Number: 505-468-4998
Attention: General Counsel
Fax Number: 505-468-8752

With a copy to:	Sun Healthcare Group, Inc.
(that shall not	18831 Von Karman, Suite 400
constitute notice)	Irvine, CA 92612
Attention: General Counsel
Fax Number: 949-255-7057

And with a copy to:	The Nathanson Group PLLC
(that shall not	One Union Square
constitute notice)	600 University Street, Suite 2000
Seattle, WA 98101-1195
Attention: Randi S. Nathanson, Esq.
Fax Number: 206-299-9335

To Lessor:	c/o Omega Healthcare Investors, Inc.
200 International Circle, Suite 3500
Hunt Valley, MD 21030
Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to	Doran Derwent, PLLC
(which shall not	5960 Tahoe Dr., S.E., Suite 101
constitute notice):	Grand Rapids, Michigan 49546
Attn: Mark E. Derwent
Telephone No.: (616) 451-8690
Facsimile No.: (616) 451-8697

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender.

16.	Miscellaneous.

(a) No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Lessor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

(b) If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

(c) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCEPT THAT THE LAWS OF THE STATE SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (i) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO ANY OF THE LEASED PROPERTIES AND (ii) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF THE STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF MARYLAND AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND. GUARANTOR FURTHER CONSENTS TO IN PESONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LESSOR SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTIES IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MARYLAND AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATES.

(d) GUARANTOR AND LESSOR HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

(e) In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s actual costs and expenses reasonably incurred in connection therewith, including, but not limited to, attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such-judgment or award such party’s costs and expenses as provided in this paragraph.

(f) Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Master Lease and the other Transaction Documents; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Lessor, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

(g) Except as provided in any other written agreement now or at any time hereafter in force between Lessor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Lessor or Guarantor unless expressed herein.

(h) All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Lessor and to the benefit of Lessor’s successors and assigns.

(i) Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty in favor of Lessor as of the date first written above.

GUARANTOR:

SHG SERVICES, INC.

By:	/s/ Mike Berg
Name:	Mike Berg
Title:	Secretary